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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Amendment No. 3 to Registration Statement No. 333-126936 on Form F-4 of Henry Birks & Sons Inc. of our report dated June 6, 2003 (June 22, 2005 as to the effects of Note B), relating to the financial statements and financial statement schedule of Mayor's Jewelers, Inc. for the year ended March 29, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Miami, FL
September 27, 2005